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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

 IPC Announces Notice from AIG of Planned Exercise of Demand Registration Rights
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PEMBROKE, BERMUDA, April 19, 2006: IPC Holdings, Ltd. (Nasdaq: IPCR) announced that AIG has notified IPC today that AIG intends to exercise its demand registration rights to register for sale up to 15.397 million of the IPC common shares it owns (24.2% of outstanding shares) in a public offering, subject to market conditions.

AIG was the sponsoring shareholder of IPC in 1993 and has provided IPC with investment management, administrative and other services since then. These aspects of AIG's business relationship with IPC are intended to continue following the sale. Mr. S. George Cubbon, President and Chief Executive Officer of American International Company, Ltd., intends to remain on IPC's Board of Directors.

AIG does not provide financial support to IPC, and the sale of AIG's share ownership will not affect IPC's capital structure, financial condition or policyholders. The sale of AIG's ownership should provide more flexibility to IPC in managing its capital, including potentially through share repurchases. IPC's bye-laws prohibit share repurchases that would result in AIG having 25% ownership of common shares and, with certain exceptions, other shareholders having 10%. Future share repurchases (if any) would be subject to the prior approval of IPC's Board of Directors based on market conditions and IPC's financial condition at that time (no repurchases are currently contemplated or authorized).

"Our financial condition remains healthy and our balance sheet, through our recent capital raising efforts, is strong," said Jim Bryce, President and Chief Executive Officer of IPC. "AIG was our sponsoring shareholder and all of us at IPC would like to thank AIG for its support over the years. We are on excellent footing to capitalize on the favorable market conditions."

"We have had a long and successful investment in IPC and remain confident in its business model and management team. Our registration request is a part of our ongoing management of our business portfolio and strategic redeployment of capital," said Martin Sullivan, President and Chief Executive Officer of AIG. "IPC has a track record of disciplined underwriting since its founding in 1993. We look forward to continuing our successful business relationships with IPC, including as one of its clients."

The manner, timing and execution of any sale of AIG's IPC shares would be in AIG's discretion and subject to market conditions and there is no assurance it will occur.

This notice does not constitute an offer of any securities for sale. No offering of securities shall be made until a registration statement relating there to is filed with the U.S. Securities and Exchange Commission, and no securities may be sold nor offers to buy be accepted prior to the time such registration statement becomes effective.

About IPC Holdings, Ltd.
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IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis. IPC's common shares are listed on the NASDAQ under the symbol "IPCR."


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Forward-Looking Statements
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This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about IPC's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Some forward-looking statements may be identified by the use of terms such as "believes," "anticipates," "intends," "expects", "will" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by IPC or any other person that such objectives or plans will be achieved. A non-exclusive list of important factors that could cause IPC's actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations;
(b) the adequacy of IPC's loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of one of the financial

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ratings of IPC's wholly-owned subsidiary, IPCRe Limited; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (f) other factors set forth in IPC's most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. IPC does not intend, and is under no obligation, to update any forward-looking statement contained in this press release.


CONTACT:  Jim Bryce, President and Chief Executive Officer or
                   John Weale, Senior Vice President and Chief Financial Officer

                   Telephone:       441-298-5100


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